Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Kevin Kessel, CFA	Mike Dulin
Vice President, Investor Relations	Corporate Communications
ir@kla.com	media@kla.com
KLA CORPORATION REPORTS FISCAL 2026 FOURTH QUARTER AND FULL YEAR RESULTS
•For the quarter, total revenues were $3.66 billion, above the midpoint of the guidance range;
•GAAP diluted EPS was $1.04, at the upper end of the guidance range, and non-GAAP diluted EPS was $1.05, at the upper end of the guidance range;
•Cash flow from operating activities for the quarter and fiscal year was $906.4 million and $4.14 billion, respectively, and free cash flow was $817.1 million and $3.77 billion, respectively;
•Capital returns for the quarter and fiscal year were $876.3 million and $3.35 billion, respectively; and
•On June 11, 2026, after the market close, the company effected a ten-for-one stock split of its common stock and a proportional increase in the number of authorized shares of common stock. Share and per share information throughout this press release have been retroactively adjusted to reflect the stock split.
MILPITAS, Calif., July 28, 2026 - KLA Corporation (NASDAQ: KLAC) today announced financial and operating results for its fourth quarter and fiscal year ended June 30, 2026. KLA reported GAAP net income of $1.36 billion and GAAP diluted earnings per share (“EPS”) of $1.04 on total revenues of $3.66 billion for the fourth quarter of fiscal year 2026. For the fiscal year ended June 30, 2026, KLA reported GAAP net income of $4.83 billion and GAAP diluted EPS of $3.66 on total revenues of $13.58 billion.
“KLA’s June quarter results reinforce that the trends driving our growth are strengthening, and we see momentum across our business accelerating in the second half of calendar 2026 and continuing through 2027,” said Rick Wallace, president and CEO of KLA Corporation. “KLA remains uniquely positioned on the critical path of AI infrastructure expansion, where the increasing number and sophistication of leading-edge designs across foundry/logic and the rising complexity and performance specifications in memory are driving greater demand for process control. In addition, the AI infrastructure buildout is also driving new growth opportunities in advanced packaging where KLA’s market-leading process control product portfolio is well positioned.”

GAAP Results
	Q4 FY 2026	Q3 FY 2026	Q4 FY 2025
Total Revenues	$3,658 million	$3,415 million	$3,175 million
Net Income	$1,363 million	$1,201 million	$1,203 million
Net Income per Diluted Share	$1.04	$0.91	$0.91

Non-GAAP Results
	Q4 FY 2026	Q3 FY 2026	Q4 FY 2025
Net Income	$1,386 million	$1,239 million	$1,244 million
Net Income per Diluted Share	$1.05	$0.94	$0.94
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. KLA will discuss the results for its fiscal year 2026 fourth quarter and full year, along with its outlook, on a conference call today beginning at 2:00 p.m. Pacific Time. A webcast of the call will be available at: ir.kla.com.
First Quarter Fiscal 2027 Guidance
The following details our guidance for the first quarter of fiscal 2027 ending in September:
•Total revenues are expected to be in a range of $4.0 billion +/- $200 million
•GAAP gross margin is expected to be in a range of 61.6% +/- 1.0%
•Non-GAAP gross margin is expected to be in a range of 62.5% +/- 1.0%

•GAAP diluted EPS is expected to be in a range of $1.14 +/- $0.10
•Non-GAAP diluted EPS is expected to be in a range of $1.16 +/- $0.10
For additional details and assumptions underlying our guidance metrics, please see the company’s published Letter to Shareholders, Earnings Slide Presentation and Earnings Infographic on the KLA investor relations website (ir.kla.com). Such Letter to Shareholders, Earnings Slide Presentation and Earnings Infographic are not incorporated by reference into this earnings release.
About KLA:
KLA Corporation (“KLA”) develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging and printed circuit boards. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Investors and others should note that KLA announces material financial information including SEC filings, press releases, public earnings calls and conference webcasts using an investor relations website (ir.kla.com). Additional information may be found at: www.kla.com.
Note Regarding Forward-Looking Statements:
Statements in this press release other than historical facts, such as statements pertaining to the amount and timing of dividends, the amount and timing of share repurchases, total revenues, GAAP and non-GAAP gross margin and GAAP and non-GAAP diluted EPS for the quarter ending September 30, 2026, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including, but not limited to: our vulnerability to a weakening in the condition of the financial markets and the global economy; risks related to our international operations; evolving Bureau of Industry and Security of the U.S. Department of Commerce rules and regulations and their impact on our ability to sell products to and provide services to certain customers in China; tariffs, retaliatory trade measures and other trade restrictions, as well as uncertainty regarding tariff authority, implementation and refund process; costly intellectual property disputes that could result in our inability to sell or use the challenged technology; risks related to the legal, regulatory and tax environments in which we conduct our business; differing stakeholder expectations, requirements and attention to environment, social and governance (“ESG”) matters and the resulting costs, risks and impact on our business; unexpected delays, difficulties and expenses in executing against our environmental, climate, or other ESG targets, goals and commitments, or meeting stakeholder expectations; our ability to attract, retain and motivate key personnel; our vulnerability to disruptions and delays at our third-party service providers; cybersecurity threats, cyber incidents affecting our and our business partners’ systems and networks; our reliance on critical information, including our enterprise resource planning system for daily operations; risks related to acquisitions, integrations, strategic alliances or collaborative arrangements; climate change, natural disasters, public health crises, terrorism, acts of war and other catastrophic events and the adverse impact on our business operations; the war between Ukraine and Russia, the armed conflict in Iran and elsewhere in the Middle East, and the significant military activity in those regions; lack of insurance for losses and interruptions caused by terrorists and acts of war, and our self-insurance of certain risks including earthquake risk; risks related to fluctuations in foreign currency exchange rates; risks related to fluctuations in interest rates and the market values of our portfolio investments; risks associated with our interest rate hedging activities; risks related to tax and regulatory compliance audits; any change in taxation rules or practices and our effective tax rate; compliance costs with federal securities laws, rules, regulations, NASDAQ requirements, and evolving accounting standards and practices; ongoing changes in the technology industry, including artificial intelligence (“AI”) related developments and changes in semiconductor manufacturing processes, customer investment patterns and end-market demand; our vulnerability to a highly concentrated customer base; the cyclicality of the industries in which we operate; our ability to timely develop new technologies and products that successfully address changes in the industry; risks related to the development, adoption, governance and use of AI by us, our competitors and third parties; our ability to maintain our technology advantage and protect proprietary rights; our ability to compete in the industry; the availability and cost of components, materials or subassemblies used in the production of our products, including due to limited-source suppliers, the availability of rare earth elements or DRAM chip shortages; our ability to operate our business in accordance with our business plan; risks related to our debt and leveraged capital structure; we may not be able to declare cash dividends at all or in any particular amount; liability to our customers under indemnification provisions if our products fail to operate properly or contain defects or our customers are sued by third parties due to our products; risks associated with our receipt of government funding; we may incur significant restructuring charges or other asset impairment charges or inventory write offs; we are subject to risks related to receivables factoring, banking arrangements and compliance risk of certain settlement agreements with the government; and risks related to the Court of Chancery of the State of Delaware being the sole and exclusive forum for certain actions and proceedings. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this press release, please refer to KLA’s Annual Report on Form 10-K for the year ended June 30, 2025, and other subsequent filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA assumes no obligation to, and does not currently intend to, update these forward-looking statements.

KLA Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	June 30, 2026	June 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,649,842	$2,078,908
Marketable securities	3,252,566	2,415,715
Accounts receivable, net	2,889,208	2,263,915
Inventories	3,648,538	3,212,149
Other current assets	941,636	728,102
Total current assets	12,381,790	10,698,789
Land, property and equipment, net	1,380,550	1,252,775
Goodwill, net	1,788,758	1,792,193
Deferred income taxes	1,037,224	1,105,770
Purchased intangible assets, net	255,835	444,785
Other non-current assets	1,107,378	773,614
Total assets	$17,951,535	$16,067,926
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$623,668	$458,509
Deferred system revenue	932,901	816,834
Deferred service revenue	604,127	548,011
Other current liabilities	2,144,231	2,262,441
Total current liabilities	4,304,927	4,085,795
Long-term debt	5,887,415	5,884,257
Deferred tax liabilities	473,648	446,945
Deferred service revenue	238,111	348,844
Other non-current liabilities	697,614	609,632
Total liabilities	11,601,715	11,375,473
Stockholders’ equity:
Common stock and capital in excess of par value	2,700,409	2,511,922
Retained earnings	3,683,864	2,179,330
Accumulated other comprehensive income (loss)	(34,453)	1,201
Total stockholders’ equity	6,349,820	4,692,453
Total liabilities and stockholders’ equity	$17,951,535	$16,067,926

KLA Corporation
Condensed Consolidated Unaudited Statements of Operations

	Three Months Ended June 30,		Twelve Months Ended June 30,
(In thousands, except per share amounts)	2026	2025	2026	2025
Revenues:
Product	$2,837,151	$2,472,182	$10,453,537	$9,472,854
Service	820,405	702,559	3,125,939	2,683,308
Total revenues	3,657,556	3,174,741	13,579,476	12,156,162
Costs and expenses:
Costs of revenues	1,413,108	1,207,286	5,255,060	4,751,867
Research and development	399,023	352,989	1,532,118	1,360,334
Selling, general and administrative	291,477	262,706	1,131,518	1,029,734
Impairment of goodwill and purchased intangible assets	—	—	—	239,100
Interest expense	73,274	73,125	284,440	302,166
Other expense (income), net	(68,711)	(50,164)	(229,585)	(171,487)
Income before income taxes	1,549,385	1,328,799	5,605,925	4,644,448
Provision for income taxes	186,326	125,950	775,154	582,805
Net income	$1,363,059	$1,202,849	$4,830,771	$4,061,643
Net income per share:
Basic	$1.04	$0.91	$3.68	$3.05
Diluted	$1.04	$0.91	$3.66	$3.04
Weighted-average number of shares:
Basic	1,306,517	1,320,323	1,311,516	1,330,299
Diluted	1,314,986	1,327,341	1,319,633	1,337,502

KLA Corporation
Condensed Consolidated Unaudited Statements of Cash Flows

	Three Months Ended June 30,
(In thousands)	2026	2025
Cash flows from operating activities:
Net income	$1,363,059	$1,202,849
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	98,606	96,252
Unrealized foreign exchange (gain) loss and other	6,343	(8,648)
Stock-based compensation expense	82,104	71,269
Deferred income taxes	105,049	(60,482)
Changes in assets and liabilities:
Accounts receivable	(586,459)	(67,608)
Inventories	(212,304)	(48,519)
Other assets	(423,291)	(86,564)
Accounts payable	107,788	(8,601)
Deferred system revenue	312,062	(51,515)
Deferred service revenue	14,172	35,850
Other liabilities	39,301	90,708
Net cash provided by operating activities	906,430	1,164,991
Cash flows from investing activities:
Capital expenditures	(89,288)	(100,408)
Proceeds from capital-related government assistance	—	5,948
Purchases of available-for-sale securities	(860,407)	(748,014)
Proceeds from maturity and sale of available-for-sale securities	780,717	522,875
Purchases of trading securities	(35,233)	(30,013)
Proceeds from sale of trading securities	31,094	26,367
Other, net	—	(2,100)
Net cash used in investing activities	(173,117)	(325,345)
Cash flows from financing activities:
Common stock repurchases	(570,997)	(425,697)
Payment of dividends to stockholders	(305,334)	(253,965)
Issuance of common stock	113,030	103,976
Tax withholding payments related to vested and released restricted stock units	(113,775)	(54,127)
Net cash used in financing activities	(877,076)	(629,813)
Effect of exchange rate changes on cash and cash equivalents	6,595	11,053
Net increase (decrease) in cash and cash equivalents	(137,168)	220,886
Cash and cash equivalents at beginning of period	1,787,010	1,858,022
Cash and cash equivalents at end of period	$1,649,842	$2,078,908
Supplemental cash flow disclosures:
Income taxes paid, net	$198,963	$231,115
Interest paid, net of capitalized interest	$11,919	$7,772
Non-cash activities:
Dividends payable - financing activities	$2,212	$2,300
Unsettled common stock repurchase - financing activities	$5,494	$5,500
Accrued purchase of land, property and equipment - investing activities	$21,531	$25,740

KLA Corporation
Segment Information (Unaudited)
The following is a summary of results for each of our three reportable segments and reconciliations to total revenues for the indicated periods:

	Three Months Ended June 30,		Twelve Months Ended June 30,
(In thousands)	2026	2025	2026	2025
Revenues:
Semiconductor Process Control	$3,256,781	$2,877,647	$12,244,733	$10,947,359
Specialty Semiconductor Process	159,704	141,866	584,064	587,107
PCB and Component Inspection	241,110	154,106	750,415	621,721
Total revenues for reportable segments	3,657,595	3,173,619	13,579,212	12,156,187
Effects of changes in foreign currency exchange rates	(39)	1,122	264	(25)
Total revenues	$3,657,556	$3,174,741	$13,579,476	$12,156,162
KLA Corporation
Condensed Consolidated Unaudited Supplemental Information
Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three Months Ended			Twelve Months Ended
(In thousands, except per share amounts)		June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
GAAP net income		$1,363,059	$1,200,990	$1,202,849	$4,830,771	$4,061,643
Adjustments to reconcile GAAP net income to non-GAAP net income:
Acquisition-related charges	a	33,069	46,978	50,677	178,075	219,690
Restructuring, severance and other charges	b	—	—	2,133	—	7,128
Impairment of goodwill and purchased intangible assets	c	—	—	—	—	239,100
Income tax effect of non-GAAP adjustments	d	(17,159)	(17,668)	(18,559)	(71,278)	(79,511)
Discrete tax items	e	6,780	8,328	7,322	21,796	3,630
Non-GAAP net income		$1,385,749	$1,238,628	$1,244,422	$4,959,364	$4,451,680
GAAP net income per diluted share		$1.04	$0.91	$0.91	$3.66	$3.04
Non-GAAP net income per diluted share		$1.05	$0.94	$0.94	$3.76	$3.33
Shares used in diluted net income per share calculation		1,314,986	1,317,504	1,327,341	1,319,633	1,337,502

Pre-tax Impact of GAAP to Non-GAAP Adjustments Included in Condensed Consolidated Unaudited Statements of Operations

(In thousands)	Acquisition-Related Charges	Restructuring, Severance and Other Charges	Total Pre-tax GAAP to Non-GAAP Adjustments
Three Months Ended June 30, 2026
Costs of revenues	$36,200	$—	$36,200
Selling, general and administrative	8,470	—	8,470
Other expense (income), net	(11,601)	—	(11,601)
Total in three months ended June 30, 2026	$33,069	$—	$33,069
Three Months Ended March 31, 2026
Costs of revenues	$37,106	$—	$37,106
Selling, general and administrative	9,872	—	9,872
Total in three months ended March 31, 2026	$46,978	$—	$46,978
Three Months Ended June 30, 2025
Costs of revenues	$39,024	$1,233	$40,257
Research and development	—	(3)	(3)
Selling, general and administrative	11,653	903	12,556
Total in three months ended June 30, 2025	$50,677	$2,133	$52,810
Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Free Cash Flow

	Three Months Ended June 30,		Twelve Months Ended June 30,
(In thousands)	2026	2025	2026	2025
Net cash provided by operating activities	$906,430	$1,164,991	$4,143,079	$4,081,903
Capital expenditures	(89,288)	(100,408)	(375,945)	(335,259)
Free cash flow	$817,142	$1,064,583	$3,767,134	$3,746,644
Capital Returns Calculation

	Three Months Ended June 30,		Twelve Months Ended June 30,
(In thousands)	2026	2025	2026	2025
Payments of dividends to stockholders	$305,334	$253,965	$1,057,832	$904,594
Common stock repurchases	570,997	425,697	2,289,769	2,149,946
Capital returns	$876,331	$679,662	$3,347,601	$3,054,540
First Quarter Fiscal 2027 Guidance
Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS

		Three Months Ending September 30, 2026
(In millions, except per share amounts)		Low	High
GAAP net income per diluted share		$1.04	$1.24
Acquisition-related charges	a	0.03	0.03
Income tax effect of non-GAAP adjustments	d	(0.01)	(0.01)
Non-GAAP net income per diluted share		$1.06	$1.26
Shares used in net income per diluted share calculation		1,312	1,312

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

		Three Months Ending September 30, 2026
		Low	High
GAAP gross margin		60.6%	62.6%
Acquisition-related charges	a	0.9%	0.9%
Non-GAAP gross margin		61.5%	63.5%
The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA’s financial results presented in accordance with United States GAAP.
To supplement our Condensed Consolidated Financial Statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain gains, costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information, including non-GAAP net income, non-GAAP net income per diluted share, non-GAAP gross margin and free cash flow, provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results to help investors compare our operating performances with our results in prior periods as well as with the performance of other companies. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics are inherently subject to significant discretion (for example, determining which costs and expenses to exclude when calculating such a metric). As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP. The following are descriptions of the adjustments made to reconcile GAAP net income to non-GAAP net income:
a.Acquisition-related charges primarily include amortization of intangible assets and write-offs due to abandonment of in-process research and development projects. Acquisition-related charges during the three months ended June 30, 2026 also include a discrete release of $11.6 million of interest on unrecognized tax positions recorded as part of purchase price accounting arising from acquisitions. Although we exclude the effect of amortization of all acquired intangible assets from these non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase price accounting arising from acquisitions, and such amortization of intangible assets related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Investors should note that the use of these intangible assets contributed to our revenues earned during the periods presented and are expected to contribute to our future period revenues as well.
b.Restructuring, severance and other charges primarily include costs associated with employee severance.
c.Impairment of goodwill and purchased intangible assets in the twelve months ended June 30, 2025 included non-cash expense recognized as a result of the company’s testing for goodwill impairment and long-lived assets impairment, which resulted from the continued deterioration of the long-term forecast for our PCB business. Management believes that it is appropriate to exclude these impairment charges as they are not indicative of ongoing operating results and therefore limit comparability. Management also believes excluding this item helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.
d.Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above.
e.Discrete tax items in the twelve months ended June 30, 2026 include the recognition or adjustment of a deferred tax liability for withholding taxes on future remittance of previously taxed income as a result of new tax legislation as well as an adjustment of certain deferred tax benefits for a change in tax rate due to change in tax incentives. Discrete tax items in the three and twelve months ended June 30, 2025 include the recognition of a net deferred tax liability on foreign currency gains/losses resulting from new tax legislation and a tax benefit from an internal restructuring. Discrete tax items in the twelve months ended June 30, 2025 also include a deferred tax impact relating to the amortization of certain intellectual property as a result of an internal restructuring of ownership rights to better align with how our business operates. Discrete tax items in all periods presented include a tax impact relating to the amortization of the aforementioned tax benefits or similar tax benefits recorded in other periods.